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                                                                    EXHIBIT 10.2



                              RYERSON TULL, INC.
                 ANNUAL PERFORMANCE IMPROVEMENT INCENTIVE PLAN


1. Purpose

     The purpose of the Ryerson Tull, Inc. Annual Performance Improvement Incentive Plan (the "Plan") is to promote the interests of Ryerson Tull, Inc. (the "Company") and its stockholders by (i) attracting and retaining salaried employees of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent employee population; (iii) motivating salaried employees, by means of performance-related incentives, to achieve financial rewards; (iv) providing annual incentive compensation opportunities which are competitive with those of other major corporations; and (v) enabling salaried employees to participate in the growth and financial success of the Company.


2. Definitions

     "Affiliate" means any corporation or other entity which is not a Subsidiary but as to which the Company possesses a direct or indirect ownership interest and has power to exercise management control.

     "Award" means an amount for an Award Period determined to be payable to a Participant under the Plan.

     "Award Period" means such calendar quarters or calendar years as the Committee may establish from time to time with respect to any applicable salary grade designation, to any Corporate Unit or to a combination of these factors.

     "Award Schedule" means the schedule to be used for determining Awards as established by the Committee and set forth in the Addendum to the Plan applicable to the Corporate Unit covered thereby.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee" means the Compensation Committee of the Board of Directors of the Company.

     "Corporate Unit" means the Company, Joseph T. Ryerson & Son/East, Joseph
T. Ryerson & Son/Central, Joseph T. Ryerson & Son/West, Ryerson Coil Processing, J.M. Tull Metals Company, Inc., Inland Industries de Mexico, S.A. de C.V., and any Affiliate, other Subsidiary or any division or group of the Company or any Subsidiary designated as a Corporate Unit from time to time by the Committee of the Company.

     "Employee" means an employee eligible to be designated as a Participant in the Plan.

     "Named Executive Officer" means a Participant who is one of the group of "covered employees" as defined in the regulations promulgated under Section 162(m) of the Code.

     "Participant" means an Employee who is designated by the Committee to be eligible to receive an Award under the Plan.

     "Performance-Based Exception" means the performance-based exception from the deductibility limitations as set forth in Section 162(m) of the Code.

     "Subsidiary" means any corporation in which the Company possesses directly or indirectly more than fifty percent (50%) of the total combined voting power of all classes of its stock.
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     "Target Award" means the percentage of a Participant's base salary earnings or base annual salary for an Award Period as established by the Committee pursuant to paragraph 6 of the Plan and set forth in the Addendum to the Plan applicable to the Corporate Unit in which such Participant is employed.

     "Threshold" means the minimum financial performance (established by the Committee and set forth in the Addendum to the Plan applicable to such Corporate
Unit) required by a Corporate Unit before an Award may be paid to a Participant employed in such Corporate Unit.


3. Administration

     The Plan shall be administered by the Committee. No member of the Committee shall be eligible to receive an Award while serving on the Committee. The Committee shall have the authority to interpret the Plan and to establish, amend and rescind rules and regulations for the administration of the Plan, and all such interpretations, rules and regulations shall be conclusive and binding on all persons. In addition, the Committee may delegate to one or more senior executive officers of the Company the right to administer the Plan as it pertains to employees who are not officers of the Company or of any other Corporate Unit. Subject to the provisions of paragraph 7 hereof, the Committee may impose such conditions on participation in and Awards under the Plan as it deems appropriate.


4. Eligibility

     Except as otherwise provided by the Committee and subject to paragraph 9 hereof, all full-time salaried employees of a Corporate Unit as of the first day and the last day of an Award Period are eligible to be designated as Participants in the Plan for such Award Period; provided, however, that, with respect to Award Periods that extend for at least one year, individuals who are full-time salaried employees of a Corporate Unit on August 1 of the first year of the Award Period and the last day of the Award Period shall also be eligible to be designated as Participants in the Plan for such Award Period. Notwithstanding the foregoing, the Committee may adopt criteria restricting the number of full-time salaried employees of a Corporate Unit eligible to be designated as Participants in the Plan for any Award Period, which criteria shall be set forth in the Addendum to the Plan applicable to such Corporate Unit.


5. Designation of Participants

     The Committee shall determine and designate from time to time those Employees who shall be Participants. The designation of an Employee as a Participant in the Plan for any Award period shall not bestow upon such Employee any right to receive an Award for such Award Period or the right to be designated as a Participant for any subsequent Award Period.


6. Individual Award Opportunity

     For each Award Period, the Committee shall establish for each Participant a Target Award, expressed as a percentage of his or her base salary earnings or base annual salary for such Award Period, on the basis of his or her salary grade designation.


7. Determination of Awards

     Awards for each Award Period for Participants in each Corporate Unit shall be determined in accordance with the Award Schedule established by the Committee for such Corporate Unit. No Award shall be paid to any Participant in a Corporate Unit for any Award Period in which the performance of such Corporate Unit does not equal or exceed the
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Threshold applicable to such Corporate Unit. The Award for each Participant in a
Corporate Unit shall be his or her Target Award multiplied by the Percent Attainment (determined in accordance with the applicable Award Schedule), subject to the following:

     (a) Subject to paragraph 3 and the provisions of this paragraph 7, the Committee may adjust such Award for individual performance on the basis of such quantitative and qualitative performance measures and evaluations as it deems appropriate.

     (b) The Committee may make such adjustments as it deems appropriate in the case of any Participant whose salary grade designation has changed during the applicable Award Period or who has been employed in more than one Corporate Unit during an Award Period.

     (c) Unless and until the Committee proposes for stockholder vote a change in the general performance measures set forth in this paragraph 7(c), the attainment of which may determine the degree of payout with respect to Awards under the Plan which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such Awards shall be chosen from among the following alternatives: return on operating assets, operating profit, return on equity, net income, stock price, revenue growth, expense management, inventory management, quality management, customer service performance, shareholder return, gross margin management and market share improvement. The Committee shall have the discretion to establish performance goals based upon the foregoing performance measures and to adjust such goals and the methodology used to measure the determination of the degree of attainment of such goals; provided, however, that Awards under the Plan that are intended to qualify for the Performance-Based Exception and that are issued to or held by any Named Executive Officer may not be adjusted in a manner that increases such Award. The Committee shall retain the discretion to adjust such Awards in a manner that does not increase such Awards. Furthermore, the Committee shall not make any adjustment to Awards under the Plan issued to or held by any Named Executive Officer that are intended to comply with the Performance-Based Exception if the result of such adjustment would be the disqualification of such Award under the Performance-Based Exception. In the event that applicable laws change to permit the Committee greater discretion to amend or replace the foregoing performance measures applicable to Awards to Named Executive officers without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining such approval. In addition, in the event that the Committee determines that it is advisable to grant Awards under the Plan to Named Executive Officers that may not qualify for the Performance-Based Exception, the Committee may make such grants upon any performance measures it deems appropriate with the understanding that they may not satisfy the requirements of Section 162(m) of the Code.

     Notwithstanding any other provision of the Plan, in no event may a Participant be paid an Award in any calendar year in excess of $2,000,000. No segregation of any moneys or the creation of any trust or the making of any special deposit shall be required in connection with any awards made or to be made under the Plan.


8. Payment of Awards

     Awards shall be paid in cash as soon as practicable after the end of the Award Period for which the Award is made. If a Participant to whom an Award has been made dies prior to the payment of the Award, such Award shall be delivered to his or her legal representative or to such other person or persons as shall be determined by the Chairman, the President, the Chief Executive Officer or the Vice President-Human Resources of the Company. The Company or other applicable Corporate Unit shall have the right to deduct from all Awards payable under the Plan any taxes required by law to be withheld by the Company or other Corporate Unit with respect thereto; provided, however, that to the extent provided by the Committee, any payment under the Plan may be deferred and to the extent deferred, may be credited with an interest or earnings factor as determined by the Committee.
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9. Termination of Employment

     Except in the case of death, disability, normal retirement (determined in accordance with the qualified retirement plans of the Company), early retirement (with the consent of the Committee) or except as provided in paragraph 10, a Participant must be an employee of the Company or of a Subsidiary or Affiliate as of the end of the Award Period in order to be eligible for an Award.


10. Change of Control

     In the event of a Change of Control of the Company (as hereinafter defined), the Plan shall remain in full force and effect for the remainder of any Award Period (or, if longer, the remainder of the calendar year) during which such Change of Control of the Company occurs, and each Participant shall receive an Award for such Award Periods (or any Award Periods occurring in such calendar year), at least equal to his or her Target Awards, regardless of whether or not Awards would otherwise have been payable under the Plan for such Award Periods and regardless of whether or not such Participant was an Employee at the end of any such Award Period. A "Change of Control of the Company" shall be deemed to have occurred if there shall have been a change in the composition of the Board of Directors of the Company such that a majority of the Board of Directors shall have been members of the Board of Directors for less than 24 months, unless the election of each new director who was not a director at the beginning of the 24 month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.


11. Transferability

     Any payment to which a Participant may be entitled under the Plan shall be free from the control or interference of any creditor of such Participant and shall not be subject to attachment or susceptible of anticipation or alienation. The interest of a Participant shall not be transferable except by will or the laws of descent and distribution.


12. No Right to Participate; Employment

     Neither the adoption of the Plan nor any action of the Committee shall be deemed to give any Employee any right to be designated as a Participant under the Plan. Further, nothing contained in the Plan, nor any action by the Committee or any other person hereunder, shall be deemed to confer upon any Employee any right of continued employment with any Corporate Unit or to limit or diminish in any way the right of any Corporate Unit to terminate his or her employment at any time with or without cause.


13. Nonexclusivity of the Plan

     This Plan is not intended to and shall not preclude the Board of Directors of the Company from adopting or continuing such additional compensation arrangements as it deems desirable for Participants under this Plan, including any thrift, savings, investment, stock purchase, stock option, profit sharing, pension, retirement, insurance or other incentive, compensation or benefit plan or program.
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